STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                     FILED 09:01 AM 08/04/1992
                                                        922175316 - 2229021


                           CERTIFICATE OF DESIGNATION

                STATEMENT ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                             CATALINA CAPITAL CORP.


         Pursuant to the requirements of Section 151(a) of the Delaware Corporation Law, the undersigned Corporation submits the following Statement Establishing Series of Preferred Stock.

         FIRST: The name of the Corporation is Catalina Capital Corp.

         SECOND: A copy of the resolutions establishing and designating the series and fixing and determining the relative rights and preferences of the Series B-1, Series B-2 Series B-3 and Series B-4 Convertible Preferred Stock is attached hereto as Exhibit A.

         THIRD: Such resolutions were duly adopted by the Board of Directors of the Corporation on the 31st day of July, 1992.

         IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized officer and duly attested by another such officer this day of July, 1992.

                                             CATALINA CAPITAL CORP.


                                             By  /s/ John  J. Micek
                                                --------------------------------
                                                John  J. Micek III, President


ATTEST


/s/ Frank L. Kramer
--------------------------------
Frank L. Kramer, Secretary

                                    EXHIBIT A

                     SERIES B-1, SERIES B-2, SERIES B-3, AND
                     SERIES B-4 CONVERTIBLE PREFERRED STOCK

         WHEREAS, the Articles of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof; and

         WHEREAS, the Corporation desires to establish and designate the Series 8--1, Series 8-2, Series 8-3, and Series 8-4 Convertible Preferred Stock of the Corporation;

         NOW, THEREFORE, be it resolved that there shall be one series of Preferred Stock of the Corporation designated "Series 8-1 Convertible Preferred Stock," one series of Preferred Stock of the Corporation designated "Series B-2 Convertible Preferred Stock", one series of Preferred Stock of the Corporation designated "Series 8-3 Convertible Preferred Stock", and one series of Preferred Stock of the Corporation designated "Series 8-4 Convertible Preferred Stock." The number of shares of each of these four Series shall be as follows:


                   Series                   Number of Shares
                   ------                   ----------------
                     B-1                       1,300.166
                     B-2                         866.522
                     B-3                       2,166.688
                     B-4                       2,167.453
                                               ---------
                          Total                6,500.829
                                               =========


The powers, designations, preferences and relative, participating, optional or other special rights of the shares of each of the four series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Dividend Provisions. The holders of outstanding shares of each of the four series of Convertible Preferred Stock described herein shall not be entitled to receive any dividends.

         2. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the four series of Convertible Preferred Stock described herein shall not be entitled to receive any amounts out of the assets of the Corporation available for distribution to its stockholders.

         3. The Series B-1 Series B-2 Series B-3 and Series B-4 Convertible Preferred Stock may be converted into Common Stock upon the following terms and conditions (the "Conversion Rights"):

            (a) Conditions to Conversion and Conversion Rate. Upon the occurrence of the events specified in subparagraphs 3(a) (1) through 3(a) (5) below (the "Conditions to Conversion"), the outstanding shares of Series B-1 Series B-2 Series B-3 and Series B-4 Convertible Preferred Stock, respectively, may be converted into shares of Common Stock at the conversion rate specified as follows:

                  (1) Each share of Series B-1 Convertible Preferred Stock may be converted into 1,000 shares of Common Stock if the Corporation has received $500,000 in new equity funding by September 15, 1992, and an additional $500,000 in new equity funding by December 31, 1992. Any fees and costs associated with obtaining the funding will not be deducted from the amount of equity raised.

                  (2) Each share of Series B-2 Convertible Preferred Stock may be converted into 1,000 shares of Common Stock if the Corporation has received at least $500,000 in licensing income by March 15, 1993.

                  (3) Each share of Series B-3 Convertible Preferred Stock may be converted into 1,000 shares of Common Stock if the Corporation has received $1,000,000 in additional equity funding or licensing income, or combination thereof, by September 15, 1993. Any fees and costs associated with obtaining the funding will not be deducted from the amount of equity raised. Upon conversion, the holder must agree to cancel one-half of the licensing royalties (5%) he is entitled to receive.

                  (4) Each share of Series B-4 Convertible Preferred Stock may be converted into 1,000 shares of Common Stock if the Corporation has received at least $1,000,000 in additional licensing income by March 15, 1994. Upon conversion, the holder must agree to cancel the remaining one-half of the licensing royalties (5*) he is entitled to receive.

                  (5) The word "additional" in subparagraphs (3) and (4) above means in addition to any funds or income received vhich was used in determining if shares of Series B-1 or Series B-2 Convertible Preferred Stock may be converted. It is also a condition to conversion of each of the Series B-2 B-3 and 8-4 Convertible Preferred Stock that the conditions for the preceding series have been met.

            (b) Mechanics of Conversion.  The applicable  conversion shall occur effective upon the satisfaction of the appropriate Conditions to Conversion, and upon the election of the holder of the Series B-1 Series B-2 Series B-3 and Series B-4 Convertible Preferred Stock; provided, however, that the election to convert must occur before September 15, 1994. The holder of the shares of Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his Convertible Preferred Stock into Common Stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

            (c) Adjustments of Conversion Rate.

                  (i) Stock Splits: Stock Dividends. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series B-1 Series B-2 Series B-3 and Series B-4 Convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

                  (ii)   Adjustments   for   Combinations,   Etc.  In  case  the
outstanding shares of Common Stock be combined or consolidated, by, reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

            (d) No Impairment The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

            (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series. B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series B-1 Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (f) Any notice required to be given to holders of shares of Series B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.

         4. Voting Rights. Each share of Series B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock shall entitle the holder to one (1) vote and with respect to each such vote, a holder of shares of Series B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

         5. Redemption Provisions. Commencing on September 15, 1994, any shares of Series 8-1, Series 3-2, Series 8-3 and Series 8-4 Convertible Preferred Stock which have not been converted into Common Stock may be redeemed by the Corporation upon the payment of $.001 per share to the holder thereof.

            6. Status of Converted or Reacquired Stock In case any shares of Series 8-1, Series 8-2, Series B-3 and Series 8--4 Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, or redeemed pursuant to Section 5 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

            7. Status of Shares of Common Stock if Preferred Stock is not Converted. To the extent any shares of Common Stock, which have been reserved for issuance upon the conversion of the Series B Convertible Preferred Stock, are not issued, such shares shall be issued to the shareholders of Explore Technology, Inc. as of August 3, 1992, in accordance with the provisions of the Plan and Agreement of Reorganization dated July 15, 1992, between the Corporation and Explore Technology, Inc.




(SW9334-b.stm)